Exhibit 10.2

K-SWISS INC.

EMPLOYEE STOCK OPTION AGREEMENT

(2009 Stock Incentive Plan)

(Officers)

This Employee Stock Option Agreement (this “Agreement”) is made and entered into as of the              day of                     ,              by and between K-Swiss Inc., a Delaware Corporation (the “Company”) and «FirstName» «LastName», an individual (the “Grantee”).

WHEREAS, the Compensation and Stock Option Committee of the Board of Directors of the Company (the “Committee”) administering the Company’s 2009 Stock Incentive Plan (the “Plan”) has granted to the Grantee an option (this “Option”) to purchase shares of the Class A Common Stock of the Company on the terms and conditions set forth herein.

NOW, THEREFORE, the parties hereto agree as follows:

1.    Grant of Option; Identifying Provisions:    The Company hereby grants to the Grantee, and the Grantee hereby accepts, this Option to purchase the number of such shares optioned as specified below, during a term ending at midnight (prevailing local time at the Company’s principal offices) on the expiration date of this Option specified below, at the option exercise price specified below, subject to and upon the terms and conditions described herein.

As used in this Option, the following terms shall have the following respective meanings:

(a)	Grantee: «FirstName» «LastName»
(b)	Date of Grant:
(c)	Number of shares optioned: «Shares»
(d)	Option exercise price per share: $«Price»
(e)	Expiration date:

This Option is not intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended.

2.    Timing and Purchases:    Subject to the provisions for termination and acceleration herein, this Option shall vest in installments as follows:

Each of the options granted to the grantee shall commence vesting on                     ,             . Each of such options shall vest         % three years, four years and five years, respectively, after the date upon which such options commence vesting (e.g. options shall vest 33% on                     ,             ,         %                     ,              and         % on                     ,             ).

3.    Acceleration and Termination Provisions:    The following additional provisions shall apply to the exercise of this Option:

(a)    Termination of Employment.    If the Grantee’s employment by the Company or any of its subsidiaries is terminated for any reason whatsoever by the Company, the employee or otherwise, other that the Grantee’s death as described in Section 3(c) below or the grantee’s retirement as described in the following Section 3(b), then only that portion of this Option exercisable at the time of such termination of employment may thereafter be exercised, and it may not be exercised more than three (3) months after such termination nor after the expiration date of this Option, whichever date is sooner, unless such termination is by reason of the Grantee’s permanent and total disability, in which case one (1) year. This Option shall terminate upon such termination of employment in all other respects. Notwithstanding the above, the Board of Directors of the Company or the Committee, in its sole discretion, may terminate this option in all respects effective upon the termination of the Grantee’s employment if the Board of Directors or the Committee makes a determination that the Grantee’s termination was the result of (i) refusal to perform his or her duties, (ii) gross or willful misconduct that is materially harmful to the Company or (iii) conviction of a crime of moral turpitude or a felony involving personal dishonesty.

(b)    Retirement of Grantee.    If the Grantee retires pursuant to any retirement plan of the Company or any of its subsidiaries then in effect as to the Grantee, only that portion of the Option exercisable at the time of such retirement may thereafter be exercised, and it may not be exercised more that three (3) years after such retirement nor after the expiration date of the option, whichever date is sooner. In all other respects, this Option shall terminate upon such retirement.

(c)    Death of Grantee.    If the Grantee dies while any portion of this Option is exercisable by the Grantee, the Grantee’s legal representative, or the person entitled to do so under the Grantee’s last will and testament or under applicable intestate law, shall have the right to exercise this Option, but only for the number of shares as to which the Grantee was entitled to exercise this Option on the date of death, and such right shall expire and this Option shall terminate on the earliest to occur of (i) the expiration of 18 months after the date of the Grantee’s death, (ii) the expiration date of this Option or (iii) if the death occurred after the Grantee’s employment had been terminated or the Grantee had retired, on the date on which this Option terminates under Section 3(a) or (b) above. In all other respects, this Option shall terminate upon such death.

(d)    Terminating Events.    This Option shall terminate upon the earliest to occur of the following (each a “Terminating Event”): (i) the dissolution or liquidation of the Company; (ii) the consummation of a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the outstanding shares of Class A Common Stock then subject to this Option are exchanged for or converted into cash or property or securities not issued by the Company; (iii) the acquisition of all or substantially all of the Company’s assets by any person or entity (including a “group” as defined by or under Section 13(d)(3) of the Exchange Act) other than a wholly-owned subsidiary of the Company; (iv) the acquisition of beneficial ownership or control of (including, without limitation, power to vote) more than 50% of the combined voting power of the outstanding voting securities of the Company by any person or entity (including a “group” as defined by or under Section 13(d)(3) of the Exchange Act); or (v) the occurrence of a contested election of directors, as a result of which or in connection with which the persons who were directors of the Company before such election or their nominees cease to constitute a majority of the Board; unless, in the case of the events described in clauses (ii), (iii), (iv) or (v), provision is made for the assumption, substitution or other continuation of this Option following such transaction adjusted, to the extent applicable, as provided in Section 5 of this Option.

(e)    Acceleration in Connection with a Terminating Event.    This Option shall become exercisable in full to the extent not theretofore exercised immediately before the consummation of a Terminating Event of the type described in items (ii), (iii), (iv) or (v) of Section 3(d) above.

4.    Non-Transferable:    The Grantee may not transfer this Option except by will or the laws of descent and distribution. This Option cannot otherwise be transferred, assigned, pledged, hypothecated or disposed of in any way, whether by operation of law or otherwise, and shall be exercisable during the Grantee’s lifetime only by the Grantee or the Grantee’s guardian or legal representative.

5.    Adjustments:    Subject to the provisions for termination herein and the provisions of the Plan, if the outstanding shares of Class A Common Stock then subject to this Option are increased or decreased, or are changed into or exchanged for a different number or kind of shares or securities or other forms of consideration, as a result of one or more reorganizations (acquisitive or divisive), recapitalizations, restructurings, reclassifications, stock splits, reverse stock splits, stock dividends or the like, appropriate adjustments shall be made in the number and/or kind of shares or securities or other forms of consideration for which the unexercised portions of this Option may thereafter be exercised, all without any change in the aggregate exercise price applicable to the unexercised portions of this Option, but with a corresponding adjustment in the exercise price per share or other unit. No fractional share of stock shall be issued under this Option or in connection with any such adjustment. Such adjustments shall be made by or under authority of the Company’s Board of Directors whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

6.    Exercise:

(a)    Payment for Stock.

(i)    Subject to the provisions of 6(c) below, this Option may be exercised by the Grantee or other person then entitled to exercise it by giving written notice of exercise to the Company specifying the number of shares to be purchased and the total purchase price, accompanied by cash or a check to the order of the Company in payment of such purchase price and tax withholdings (if applicable) pursuant to Section 6(b). In lieu of receiving such payment, the Company may retain some of the shares issuable upon such exercise of the Option if the Grantee elects to discharge the purchase price in this manner and if the following conditions are satisfied: (A) the Company is not then prohibited from acquiring or purchasing such shares and (B) the number of shares thus retained shall have an aggregate fair market value, as of the date of the exercise of this Option, equal to such purchase price.

(ii)    Subject to the provisions of Section 6(c) below, this Option may be exercised by the Grantee irrevocably authorizing a broker approved in writing by the Company to sell shares of Class A Common Stock to be acquired through exercise of the Option and remitting to the Company a sufficient portion of the sale proceeds to pay the entire purchase price and any federal and state withholding resulting from such exercise (a “Cashless Exercise”); provided, however, that, notwithstanding anything in this Agreement to the contrary, (A) the Company shall only deliver such shares of Class A Common Stock at or after the time the Company receives full payment for such shares, (B) the exercise price for such shares will be due and payable to the Company no later than one business day following the date on which the proceeds from the sale of the underlying shares of Class A Common Stock are received by the authorized broker, (C) in no event will the Company directly or indirectly extend or maintain credit, arrange for the extension of credit or renew any extension of credit, in the form of a personal loan or otherwise, in connection with a Cashless Exercise and (D) in no event shall the recipient of the Option enter into any agreement or arrangement with a brokerage or similar firm in which the proceeds received in connection with a Cashless Exercise will be received by or advanced to such recipient before the date the shares underlying the Option are delivered or released by the Company.

(b)    Tax Withholding.    If the Company or any of its subsidiaries is required to withhold on account of any present or future tax imposed as a result of such exercise pursuant to Section 6(a), the purchase price shall be accompanied by payment of the amount of such withholding pursuant to this Section 6. However, in lieu of receiving such payment, the Company may retain some of the shares issuable upon such exercise of this Option if the Grantee elects to discharge these withholding obligations in this manner and if the following additional conditions are satisfied: (i) the Company is not then prohibited from acquiring or purchasing such shares and (ii) the number of shares thus retained shall have an aggregate fair market value on the Tax Date (defined below) which, when added to any cash payment then also made by the Grantee, equals the withholding obligations to be discharged. “Tax Date” means the date as of which the Grantee will realize taxable income from such exercise of this Option.

(c)    Notwithstanding any provision of this Agreement to the contrary:

(i)    payment of the total purchase price and tax withholdings (if applicable) with respect to shares underlying an Option shall be due the date such shares are delivered; and

(ii)    in no event shall the Company issue or deliver shares underlying an Option pursuant to this Section 6 before the Company receives payment for such shares pursuant to this Section 6.

7.    Alternative Payment with Stock:

(a)    Payment for Stock.    Notwithstanding the foregoing provisions, payment of the purchase price or any portion thereof may be made with shares of Class A Common Stock, such shares to be credited toward such purchase price on the basis of their fair market value as of the date of exercise of this Option, in which event the stock certificate(s) evidencing the shares so to be used shall accompany the notice of exercise and shall be duly endorsed or accompanied by duly executed stock powers to transfer the same to the Company; provided, however, that such payment in stock instead of cash shall not be effective and shall be rejected by the Company if (i) the Company is then prohibited from purchasing or acquiring shares of its Class A Common Stock or (ii) the right or power of the person exercising the Option to deliver such shares in payment of said purchase price is subject to the prior interests of any other person (excepting the Company), as indicated by legends upon the certificate(s) or as known to the Company. If the Company rejects the payment in stock, the tendered notice of exercise shall not be effective hereunder unless promptly after being notified of such rejection the person exercising the Option pays the purchase price in acceptable form. This Section 7(a) shall be subject to the provisions of Section 7(c), below.

(b)    Withholding Tax.    In lieu of receiving payment pursuant to Section 6(b) for any withholding tax payable upon exercise of such shares, payment of such withholding tax may be made with shares of Class A Common Stock, if the Grantee elects to discharge these withholding obligations in this manner and if the following additional conditions are satisfied: (i) the Company is not then prohibited from acquiring or purchasing such shares; (ii) the right or power of the person exercising the Option to deliver such shares in payment of such withholding tax is not subject to the prior interests of any other person (except the Company), as indicated by legends upon the certificate(s) or as known to the Company and (iii) the number of shares tendered or payment of the withholding tax obligation shall have an aggregate fair market value on the Tax Date which, when added to any cash payment then also made by the Grantee, equals the withholding obligations to be discharged. If the Company or any of its subsidiaries is required to withhold on account of any present or future tax imposed as a result of an exercise pursuant to Section 7(a), the purchase price shall be accompanied by payment of the amount of such withholding pursuant to this Section 7.

(c)    Notwithstanding any provision of this Agreement to the contrary:

(i)    payment of the total purchase price pursuant to Section 7(a) and tax withholdings (if applicable) pursuant to Section 7(b) with respect to shares underlying an Option shall be due the date such shares are delivered; and

(ii)    in no event shall the Company issue or deliver shares underlying an Option pursuant to this Section 7 before the Company receives payment for such shares pursuant to this Section 7.

8.    No Rights in Shares Before Issuance and Delivery:    No person shall be entitled to the privileges of stock ownership in respect of any shares issuable upon exercise of this Option, unless and until such shares have been issued to such person as fully paid shares.

9.    Requirements of Law and of Stock Exchange:    Notwithstanding any other provisions herein, no shares of stock purchased upon exercise of this Option, and no certificate(s) therefor, shall be issued and delivered prior to the admission of such shares to listing on notice of issuance on Nasdaq or any stock exchange on which shares of Class A Common Stock class are then listed, nor if, in the opinion of counsel for the Company, such issuance or delivery of securities would cause the Company to be in violation of or incur a liability under any federal, state or other securities law, any requirement of any securities exchange listing agreement to which the Company may be a party, or any other requirement of law or of any regulatory body having jurisdiction over the Company.

10.    2009 Stock Incentive Plan:    This Option is granted under the Plan, and it is subject to, and the Company and the Grantee agree to be bound by, all of the terms and conditions applicable to this Option under the Plan, as the same shall have been amended from time to time in accordance with the terms thereof, provided that no such amendment shall, without his or her consent, impair the Grantee’s rights hereunder. Pursuant to said Plan, the Committee appointed by the Board of Directors of the Company for such purposes is authorized to adopt rules and regulations to administer the Plan, and the interpretation and construction by that Committee of the Plan and this Option are final and binding upon all participants in the Plan. A copy of the Plan in its present form is available for inspection during business hours by the Grantee or other person entitled to exercise this Option at the Company’s principal office.

11.    Notices:    Any notice to be given under this Option may be delivered personally or by mail, postage prepaid, addressed to the Company as follows:

K-Swiss Inc.

31248 Oak Crest Drive

Westlake Village, CA 91361

Attention:    Chief Financial Officer

and to the Grantee at the address shown below the Grantee’s signature hereto; or at such other address as either party, by notice to the other, may designate in writing from time to time. Notices by the Grantee shall be deemed effective upon receipt by the Company. Notices by the Company shall be deemed effective, if mailed, when mailed.

12.    Employment Rights of the Grantee:    Nothing in this Option confers upon the Grantee any right to continue in the employ of the Company or any of its subsidiaries, nor does this Option affect the right of the Company or of a subsidiary to terminate the Grantee’s employment, with or without cause, or the right of the Grantee to participate in any other employee welfare or benefit plan or program of the Company or of any subsidiary applicable to the Grantee. The Grantee hereby acknowledges and agrees that his/her employment may be terminated by the Company at any time for any reason, with or without cause, unless the Grantee and the Company are parties to a written employment agreement which expressly provides otherwise.

13.    Laws Applicable to Construction:    This Option has been executed and delivered by the Company in California, and it shall be construed and enforced in accordance with the laws of that State.

IN WITNESS WHEREOF, the Company has granted this Option and the Grantee has accepted it as of the date of grant specified above.

K-SWISS INC.

By:

Title: President

ACCEPTED:

Grantee

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